EXHIBIT 10.11
GMAC LLC
RETENTION BONUS PLAN
     A. Purposes. This GMAC LLC Retention Bonus Plan (the “Plan”) is established by the Board of Managers (the “Board”) of GMAC LLC (the “Company”) to promote the long term financial interests of the Company and its stockholders by providing the key employees of the Company and its subsidiaries with an incentive to remain employed with the Company and continue to actively perform their job functions and duties with full attention and dedication following the closing of the transactions contemplated by the Purchase and Sale Agreement, dated as of April 2, 2006, entered into between the Company, FIM Holdings LLC, General Motors Corporation, and the other parties thereto (the “Purchase Agreement”).
     B. Effective Date. The Plan shall be effective on November 30, 2006 (the “Effective Date”).
     C. Eligibility. The Board or its designate, in its sole discretion, shall determine the employees that are eligible to participate in the Plan (the “Participants”). Each Participant shall receive a notice from the Plan Administrator informing the Participant of such selection to participate in the Plan (the “Benefits Notice”).
     D. Retention Bonus. The Company shall pay to each Participant a retention bonus equal to the percentage of such Participant’s annual base salary as of the Effective Date set out in the Participant’s Benefits Notice (the “Retention Bonus”). Subject to the terms of Section E below, the Retention Bonus shall be payable to Participants in equal quarterly installments on March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007.(any such payment date, a “Bonus Payment Date”).
     E. Termination of Employment. Except as otherwise provided in a Participant’s Benefits Notice, a Participant’s eligibility to receive the Retention Bonus after termination of a Participant’s employment is set forth below:
          (1) Termination of a Participant’s Employment by the Company Without Cause. If a Participant’s employment with the Company is terminated by the Company without Cause (as defined below) the Participant shall receive all remaining unpaid installments of the Retention Bonus, payable on each subsequent Bonus Payment Date.
          (2) Participant’s Death or Disability. If a Participant’s employment with the Company terminates by reason of the Participant’s death or Disability (as defined below), the Participant shall receive all remaining unpaid installments of the Retention Bonus, payable to the Participant (or, if appropriate, the Participant’s legal representative) in a lump sum as soon as practical following such termination.
          (3) Termination of a Participant’s Employment by the Company for Cause. If a Participant’s employment with the Company is terminated by the Company for Cause, the Participant shall not be entitled to receive any remaining unpaid installments of the Retention Bonus.

          (4) Termination of a Participant’s Employment by the Participant. If a Participant’s employment with the Company is terminated by the Participant for any reason, the Participant shall not be entitled to receive any remaining unpaid installments of the Retention Bonus.
          (5) Definitions.
            (a) For the purposes of this Plan, “Disability” means a determination by the Company in accordance with applicable law that as a result of a physical or mental injury or illness, the Participant is unable to perform the essential functions of the Participant’s job with or without reasonable accommodation for a period of (i) ninety (90) consecutive days; or (ii) one hundred eighty (180) days in any one (1) year period.
            (b) For the purposes of this Plan, “Cause” means, as determined by the Board (or its designee), (i) indictment of the Participant for a felony; (ii) conduct by the Participant in connection with the Participant’s employment duties or responsibilities that is fraudulent or grossly negligent, (iii) willful misconduct; (iv) the Participant’s willful contravention of lawful directions related to a material duty or responsibility of the Participant which is directed to be undertaken from the Board or the individuals to whom the Participant reports; (v) breach of any restrictive covenants in favor of the Company to which the Participant is subject; (vi) any acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates; or (vii) the Participant’s failure to comply with a material policy of the Company, its subsidiaries or affiliates.
     F. No Rights of Continued Employment. Nothing in this Plan shall confer on any Participant the right to continued employment with the Company, or affect in any way the right of the Company to terminate the Participant’s employment at any time, with or without Cause, or change the Participant’s responsibilities or, affect in any way the rights of a Participant under any plan or agreement with the Company.
     Withholdings. All payments to a Participant under this Plan will be subject to all applicable withholding of federal, state and local taxes or other applicable employment taxes in countries outside of the U.S.
     G. Administration. The Plan shall be interpreted, administered and operated by the Board, or its designee (the “Plan Administrator”). The Plan Administrator shall have complete authority, in its sole discretion, subject to the express provisions of the Plan, to (i) interpret the provisions of the Plan, determine the applicable facts and resolve questions thereunder, which interpretations and resolutions shall be final and conclusive, (ii) adopt such rules and regulations of the Plan as it deems necessary or advisable, and (iii) generally take all action to administer the Plan.
     H. Claims Procedures. All claims by a Participant for payment under this Plan shall be in writing and shall be directed to and determined by the Plan Administrator. Any denial by the Plan Administrator of a claim filed hereunder shall be delivered to the Participant in writing and shall set forth the specific reason(s) for the denial and the specific provision(s) of the Plan on which the denial is based. The Plan Administrator shall afford the Participant a reasonable opportunity to review the denial of a claim and shall further allow the Participant to appeal to the Plan Administrator such denial within sixty (60) days after notification by the Plan Administrator that the Participant’s claim has been denied.
     I. Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Michigan applicable to agreements made and not to be performed entirely within such state, without regard to conflicts of laws principles.
     J. Severability. In the event that any one or more of the provisions contained in this Plan shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Plan or any other such instrument.
     K. Miscellaneous.
          (1) Except as expressly set forth herein, the Company shall have the right to amend this Plan at any time; provided, however, that no amendment to the Plan shall be made which adversely affects any Participant’s rights or interests herein without the express written consent of each Participant so affected.
          (2) No waiver by the Company or any Participant, as the case may be, at any time of any breach by the other party of, or of any lack of compliance with, any condition or provision of this Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. All other plans, policies and arrangements of the Company in which the Participant participates during the term of this Plan shall be interpreted so as to avoid the duplication of benefits paid hereunder.
          (3) Neither the Plan Administrator, nor any member of the Board, officer, director, employee, or agent of the Company shall have any liability to any person, firm or corporation based on or arising out of the Plan.
          (4) No right or interest in the Plan is transferable or assignable except by will or the laws of descent and distribution. Notwithstanding the foregoing, this Plan shall be binding upon and inure to the benefit of the Company and its successors.
          (5) Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. Participants are considered general creditors of the Company and the obligations of the Company are purely contractual and shall not be funded or secured in any way.
          (6) The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not define or limit the scope or intent of any section or provision of the Plan.

          (7) Notices required or permitted under this Plan shall be sufficiently made if personally delivered to the Participant or sent by regular mail addressed (i) to the Participant at the Participant’s address as set forth in the books and records of the Company or (ii) to the Board at the address of the Company.